Exhibit 15

May 5, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 5, 2006 on our review of interim financial information of Unit Corporation for the three month periods ended March 31, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in its registration statements on Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-3 (File No.’s 333-83551, 333-99979 and 333-128213).

Very truly yours,

PricewaterhouseCoopers LLP